CUSIP No. 419352-10-9                                        Page 20 of 26 Pages


                                                                      EXHIBIT 16

                                    AGREEMENT
                                    ---------

     THIS AGREEMENT ("Agreement"), dated the 7th day of April, 2000, is made by and between HAVEN BANCORP, INC., a Delaware corporation ("Haven"), and the PL Capital Group, which consists of PL Capital, LLC, Financial Edge Fund, LP, Financial Edge/Strategic Fund, LP, Dr. Irving Smokler, Richard Lashley ("Lashley"), Garrett Goodbody ("Goodbody"), John Palmer and Beth Lashley (collectively, the "PL Capital Group" and, individually, a "PL Capital Group Member").

                                    RECITALS

     WHEREAS, Haven and the PL Capital Group have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

     1. Representations and Warranties of PL Capital Group and the PL Capital Group Members. The PL Capital Group and the PL Capital Group Members hereby represent and warrant to Haven as follows:

          a. The PL Capital Group and the PL Capital Group Members have beneficial ownership of the number of shares set forth for each in the most recent preliminary proxy filing for the PL Capital Group and have full and complete authority to enter into this Agreement and to bind the entire number of shares of the capital stock of Haven in which they have, or have a right to acquire a beneficial ownership interest, to the terms of this Agreement and this Agreement constitutes a valid and binding agreement of the PL Capital Group and each PL Capital Group Member.

          b. There are no arrangements, agreements or understandings between the PL Capital Group (or any PL Capital Group Member) and Haven other than as set forth in this Agreement.

     2. Representations and Warranties of Haven. Haven hereby represents and warrants to the PL Capital Group and to each PL Capital Group Member, as follows:

          a. Haven has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Haven has been duly authorized by the Board of Directors of Haven and requires no other Board of Directors or stockholder action. This Agreement constitutes a valid and binding

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CUSIP No. 419352-10-9                                        Page 21 of 26 Pages


          obligation of Haven and the performance of its terms does not constitute a violation of its certificate of incorporation or by-laws.

          b. There are no arrangements, agreements or understandings between the PL Capital Group (or any PL Capital Group Member) and Haven other than as set forth in this Agreement.

     3. Directorships and Committees. Each of Lashley and Goodbody shall be appointed to the Board of Directors of Haven and the Board of Directors of CFS Bank (the "Bank"). Goodbody shall be appointed to the Class of Directors that is up for election in 2001, and Lashley shall be appointed to the Class of Directors that is up for election in 2002. Not later than April 10, 2000, Haven shall take all necessary action, including the amendment of the by-laws of Haven by the Board of Directors, as may be required to permit such appointments.

          a. For so long as Lashley and Goodbody are members of the Board of Directors of Haven and the Bank, Lashley and Goodbody shall be appointed to and be a member of the Special Committee of the Board of Directors of Haven, currently consisting of Messrs. Michael A. McManus, Jr., Hanif Dahya and Robert M. Sprotte, that is working with Lehman Brothers Inc. to explore strategic alternatives for Haven.

          b. For so long as Lashley and Goodbody are members of the Board of Directors of Haven and the Bank, one of Lashley and Goodbody shall be appointed to and be members of each of the following Committees of the Board of Directors of Haven and of the Bank: Loan, Audit, Finance, Compensation and Nomination.

          c. Lashley and Goodbody shall be entitled to receive the compensation and benefits generally available to directors of Haven and the Bank.

     4. Directorships in 2001 and 2002. The Board of Directors of Haven shall nominate and support Goodbody for election to the Board of Directors of Haven in 2001 and Lashley for election to the Board of Directors of Haven in 2002, unless the PL Capital Group or any PL Capital Group Member shall have submitted a nomination to Haven not supported by management for the 2001 or 2002 Annual Meetings of Stockholders, respectively, or a shareholder proposal not supported by management, or publicly supported a nomination or shareholder proposal for such meetings not supported by management.

     5. Voting at 2000 Annual Meeting of Stockholders. The PL Capital Group shall vote all of the shares of Haven common stock beneficially owned by its members for each of Haven's nominees for election and for the ratification of the appointment of Haven=s independent auditors at the 2000 Annual Meeting of Stockholders of Haven.

     6. PL Capital Group Withdrawal of Proxy Materials. Promptly upon the execution and delivery of this Agreement, the PL Capital Group shall take all necessary action to withdraw its preliminary proxy materials that have been filed with the Securities and Exchange Commission ("SEC") and all action necessary to terminate its proxy solicitation in connection with Haven's 2000 Annual Meeting of Stockholders.

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CUSIP No. 419352-10-9                                        Page 22 of 26 Pages


     7. Publicity. Promptly upon the execution and delivery of this Agreement, each of the parties shall issue a joint press release disclosing the terms and provisions of this Agreement and the support of PL Capital of Haven's nominees at the 2000 Annual Meeting of Stockholders, which respective press release shall be subject to the prior review and comment of the other party. During the term of this Agreement, no party to this Agreement shall cause, discuss, cooperate or otherwise aid in the preparation of any press release or other publicity concerning any other party to this Agreement or its operations without prior approval of such other party unless required by law, in which case notice of such requirement shall be given to the other party.

     8. Public Statements; Litigation. From and after the date hereof, through and including the earlier of (a) the last date that the stockholders of Haven will be entitled to submit nominations to the Board of Directors for the 2001 Annual Meeting of Stockholders or (b) the last date stockholders are entitled to submit stockholder proposals at such meeting, no member of the PL Capital Group shall, directly or indirectly:

          a. make any statement, public or otherwise, in opposition to, or that would reflect negatively against, Haven, the Bank, the Board of Directors of Haven or the Bank, or any of the directors or officers of Haven or the Bank;

          b. directly or indirectly participate or act in concert with any affiliate, group or other person to participate, by encouragement or otherwise, in any litigation against or derivatively on behalf of Haven or the Bank, or any of their respective officers or directors; or

          c. provide, or act in concert with any person to provide, any funds, services or facilities, to any person in support of any activity by such person that would be a violation of their covenants under the provisions of this Section 8 if undertaken by any of them.

     9. Reimbursement of Expenses. Haven shall, upon submission by the PL Capital Group of reasonable documentation, reimburse the PL Capital Group for its costs and expenses incurred since July 1, 1999 in connection with its proposals for the nomination of Lashley to the Haven Board, or otherwise, in connection with the filing of its notice of nomination of Lashley and Goodbody, the filing of its preliminary proxy materials with the SEC, and the filing and distribution of its proxy material under Rule 14a-12 of the Securities Exchange Act of 1934, as amended, which expenses shall not exceed $150,000.

     10. Remedies. Haven and the PL Capital Group acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party's rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or


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CUSIP No. 419352-10-9                                        Page 23 of 26 Pages


parties all costs and expenses, including but not limited to actual attorneys' fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties. Each PL Capital Group Member shall have the right of contribution from the other PL
Capital Group Members for any damages paid or expenses incurred (including attorneys' fees) pursuant to this Section 10.

     11. Term. This Agreement shall terminate if Haven shall cease to exist by reason of merger, sale of assets, liquidation, exchange of shares, or otherwise, or if both Lashley and Goodbody cease to be members of the Board of Directors of Haven.

     12. Notices. All notice requirements and other communications shall be deemed given when delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, addressed to the PL Capital Group and Haven below:

        PL Capital Group:     Mr. Richard Lashley, Principal
                              PL Capital, LLC
                              2015 Spring Road
                              Suite 290
                              Oak Brook, IL  60523
                              (630) 928-0231 (phone)
                              (630) 928-0232 (fax)

        With a copy to:       Phillip M. Goldberg
                              Foley & Lardner
                              One IBM Plaza
                              330 North Wabash Avenue
                              Chicago, IL  60611
                              (312) 755-2549 (phone)
                              (312) 755-1925 (fax)

        Haven Bancorp, Inc.:  Philip S. Messina
                              Chairman of the Board and Chief Executive Officer Haven Bancorp, Inc.
                              615 Merrick Avenue
                              Westbury, New York 11590
                              (516) 683-4100 (phone)
                              (516) 683-8385 (fax)

        With a copy to:       Omer S.J. Williams, Esq.
                              Thacher Proffitt & Wood
                              Two World Trade Center
                              New York, New York 10048
                              (212) 912-7432 (phone)
                              (212) 912-8371 (fax)

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CUSIP No. 419352-10-9                                        Page 24 of 26 Pages


     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

     14. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     15. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

     17. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     18. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties.

     19.   Survival  of   Representations,   Warranties  and   Agreements.   All
representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

     20. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     21. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.


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CUSIP No. 419352-10-9                                        Page 25 of 26 Pages


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. HAVEN BANCORP, INC.,

                                 By: /s/ Philip S. Messina
                                     ---------------------
                                     Philip S. Messina
                                     Chairman of the Board and Chief
                                     Executive Officer

                                 PL CAPITAL, LLC

                                 By: /s/ Richard Lashley
                                     -------------------
                                     Richard Lashley
                                     Principal


                                 /s/ Dr. Irving Smokler
                                 ----------------------
                                 Dr. Irving Smokler

                                 /s/ Richard Lashley
                                 -------------------
                                 Richard Lashley

                                 /s/ Garrett Goodbody
                                 --------------------
                                 Garrett Goodbody

                                 /s/ John Palmer
                                 ---------------
                                 John Palmer

                                 /s/ Richard Lashley
                                 -------------------
                                 Beth Lashley


                                 FINANCIAL EDGE FUND, L.P.

                                 By: PL Capital, LLC
                                     ---------------------
                                     General Partner

                                 By: /s/ John Palmer       /s/ Richard Lashley
                                     --------------------- -------------------
                                     John Palmer            Richard Lashley
                                     Managing Member        Managing Member


                                 FINANCIAL EDGE - STRATEGIC FUND, L.P.

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CUSIP No. 419352-10-9                                        Page 26 of 26 Pages



                                 By: PL Capital, LLC
                                     General Partner

                                 By: /s/ John Palmer       /s/ Richard Lashley
                                     --------------------- -------------------
                                     John Palmer            Richard Lashley
                                     Managing Member        Managing Member